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                                                                   EXHIBIT 1.1



                             MUSICMAKER.COM, INC.

                              [8,400,000] Shares
                                 Common Stock
                               ($.01 par value)

                        Form of Underwriting Agreement



                                                                 [July  ], 1999

Ferris, Baker Watts, Incorporated
Fahnestock & Co. Inc.
C.E. Unterberg, Towbin
As Representatives of the several Underwriters, c/o Ferris, Baker Watts, Incorporated
100 Light Street
8th Floor
Baltimore, Maryland 21202

Ladies and Gentlemen:

     Musicmaker.com, Inc., a Delaware corporation (the "Company") and Virgin Holdings, Inc., a Delaware corporation (the "Selling Stockholder"), severally propose to sell to the several under writers named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, [8,400,000] shares of Common Stock, $ .01 par value ("Common Stock") of the Company, of which [5,000,000] shares are to be issued and sold by the Company and [3,400,000] shares are to be sold by the Selling Stockholder (said shares to be issued and sold by the Company and sold by the Selling Stockholder being hereinafter called the "Underwritten Securities"), plus an option to purchase additional shares of Common Stock from the Company in an amount equal to fifteen percent (15%) of the Underwritten Securities to cover over-allotments (the "Option Securities"). The Company also proposes to issue and sell to Ferris, Baker Watts and Fahnestock warrants (the "Warrants") pursuant to the Warrant Agreement between the Company, Ferris, Baker Watts and Fahnestock (the "Warrant Agreement") for the purchase of additional shares of Common Stock in an amount equal to up to ten percent (10%) of the aggregate number of shares comprising the Underwritten Securities plus the Option Securities (the additional shares of Common Stock issuable upon the exercise of the Warrants are hereinafter referred to as the "Warrant Securities"). The Underwritten Securities, the Option Securities, the Warrants and the Warrant Securities are hereinafter collectively referred to as the "Securities." The Company and the Selling Stockholder are hereinafter sometimes referred to collectively as the "Sellers." To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof.
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     1.   Representations and Warranties.
          ------------------------------

          (a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(a) that as of the Effective Date, the Closing Date and each Settlement Date:

               (i) The Company has prepared and filed with the Commission a registration statement (file number333-72685) on Form S-1, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

               (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in Section 3 hereof) and on any date on which Option Securities are purchased, if such date is not the Closing Date (each such date a "Settlement Date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
--------  -------
the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of the Selling Stockholder or any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

               (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized

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with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified and in good standing as a foreign corporation authorized to business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect.

               (iv) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities (including the Securities to be sold by the Selling Stockholder) have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Underwritten Securities, Option Securities and Warrant Securities have been approved for quotation, and admitted and authorized for trading, subject to official notice of issuance on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemp tive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

               (v) There is no contract or other document of a character required pursuant to the Act and the related published rules and regulations with respect to Form S-1 to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Business -Music Content," "Business - Marketing -- Marketing Alliances, -- The Columbia House Company Alliance, -- Platinum Entertainment, Inc. Alliance, -- Audio Book Club, -- Trans World Entertainment Corporation Alliance, -- Spinner Networks, Inc. Alliance" and "Business - Intellectual Property and Trade Secrets" fairly summarize the matters therein described.

               (vi) This Agreement and the Warrant Agreement have been duly authorized, executed and delivered by the Company and, assuming each is a binding agreement of yours, each constitutes a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws.

               (vii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

               (viii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and

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distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

               (ix) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (A) the charter or bylaws of the Company,
(B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject (except, with respect to this clause (B), where such breach, violation, lien, charge or encumbrance would not result in a Material Adverse Effect), or
(C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

               (x) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as set forth in Schedule 1(a)(x) attached hereto.

               (xi) The consolidated historical financial statements and schedules of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions "Summary Financial Data" and "Selected Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The Pro Forma and Pro Forma as Adjusted financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related Pro Forma and Pro Forma as Adjusted adjustments give appropriate effect to those assumptions, and the Pro Forma and Pro Forma as Adjusted adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the Pro Forma and Pro Forma as Adjusted financial statements included in the Prospectus and the Registration Statement. The Pro Forma and Pro Forma as Adjusted financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the Pro Forma and Pro Forma as Adjusted adjustments have been properly applied to the historical amounts in the compilation of those statements.

               (xii) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (A) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Warrant Agreement or the consummation of any of the transactions contemplated hereby or (B) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

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               (xiii)  The Company owns or leases all such properties (other than intellectual properties described in Section 1(a)(xxvii) below) as it deems necessary to the conduct of its operations as presently conducted. The Company has good and marketable title to all properties and assets described in the Prospectus or Registration Statement as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement or the Prospectus or are not material to the business of the Company. The Company has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company.

               (xiv) The Company is not in violation or default of (A) any provision of its charter or bylaws, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (except, with respect to this clause (B), could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement, the Warrant Agreement or the consummation of any of the transactions contemplated hereby), or (C) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable.

               (xv) Ernst & Young, LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

               (xvi)   [Reserved]

               (xvii) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (xviii) No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (xix) The Company is insured against such losses and risks and in such amounts as it reasonably believes to be adequate for the business in which it is engaged; all policies of insurance insuring the Company and its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments

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in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (xx)    The Company has no subsidiaries.

               (xxi) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Prospectus or the Registration Statement, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (xxii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxiii) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Securities.

               (xxiv) The Company is (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to its business as described in the Prospectus ("Environmental Laws"), (B) has received and is in compliance with all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). The Company has not received notice that it has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

               (xxv)   [Reserved].

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               (xxvi)   The Company has fulfilled its obligations, if any, under
the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

               (xxvii) The Company owns, possesses, licenses or, to its knowledge, otherwise has sufficient rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property which it deems necessary for the conduct of the Company's business as currently conducted or as described in the Prospectus (collectively, the "Intellectual Property"). Except as set forth in the Prospectus under the caption "Business--Intellectual Property and Trade Secrets," (a) to the Company's knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company's knowledge, there is no infringement by third parties of any such Intellectual Property except where such infringement would not individually or in the aggregate result in a Material Adverse Effect; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to, or the validity or scope of, any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim except where the Company has requested and obtained a non-infringement opinion from its intellectual property counsel; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others alleging that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim except where the Company has requested and obtained a non-infringement opinion from its intellectual property counsel or where such claim, if asserted, would not have a Material Adverse Effect; and (e) the Company has requested and arranged for Darby & Darby, P.C., its special intellectual property counsel, to render an opinion letter as to certain intellectual property matters in the form attached hereto as Exhibit 6(c), including whether the Company's custom CD system and its kiosk technology infringe any of the claims in U.S. Patent No. 5,860,068 dated January 12, 1999 to Cook: "Method and System for Custom Manufacture and Delivery of a Data Product."

               (xxviii) To its knowledge, the Company (A) does not have any material lending or other relationship with any lending affiliate of any of Ferris, Baker Watts, Fahnestock or C.E. Unterberg, Towbin and (B) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Ferris, Baker Watts, Fahnestock or C.E. Unterberg, Towbin.

               (xxix) Neither the Company nor any of the Company's officers, employees, agents or any other person acting on behalf of, at the direction of or for the benefit of the Company has, directly or indirectly, (A) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (B) made any unlawful contribution to any candidate for foreign or domestic office, or to any foreign or domestic

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government officials or employees or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or to foreign or domestic political parties or campaigns from corporate funds, or failed to disclose fully any contribution in violation of law, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) made any other unlawful payment which, if not given in the past or if not continued in the future would have a Material Adverse Effect.

               (xxx) The Company is in compliance with the Commission's revised staff legal bulletin No. 5 dated January 12, 1998, related to Year 2000 compliance to the extent described in the Prospectus.

               (xxxi)   [Reserved].

               (xxxii) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          (b) The Selling Stockholder represents and warrants to, and agrees with, each Under writer as set forth below in this Section 1(b).

               (i) The Selling Stockholder is the lawful owner of the Underwritten Securities to be sold by the Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and valid title to such Underwritten Securities, free and clear of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

               (ii)     [Reserved].

               (iii) The Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement signed by the Selling Stockholder and American Securities Trust & Transfer, Inc., as Custodian, relating to the deposit of the Underwritten Securities to be sold by the Selling Stockholder (the "Custody Agreement") and to sell, assign, transfer and deliver the Underwritten Securities to be sold by the Selling Stockholder in the manner provided herein and therein.

               (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

               (v) The Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms.

               (vi)     [Reserved].

               (vii) Assuming the Underwriters are purchasing the Underwritten Securities in good faith and without notice of any adverse claim to such Underwritten Securities, upon delivery

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of and payment for the Underwritten Securities to be sold by the Selling
Stockholder pursuant to this Agreement, the Underwriters will acquire good and valid title to such Underwritten Securities, free and clear of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

               (viii) The execution, delivery and performance of this Agreement and the Custody Agreement by the Selling Stockholder, the compliance by the Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of the Selling Stockholder, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any property of the Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Selling Stockholder or any property of the Selling Stockholder.

               (ix) The information in the Registration Statement under the caption "Principal and Selling Stockholders" to the extent that such information specifically relates to the Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (x) At any time prior to 10:00 A.M., New York City time, on the first business day after the Execution Time and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, if there is any change in the information referred to in Section 1(b)(ix), the Selling Stockholder will immediately notify you of such change.

               (xi) The certificate signed by or on behalf of the Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby.

     2.   Purchase and Sale.
          ------------------

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company agrees to issue and sell [5,000,000] Underwritten Securities to each Underwriter, (ii) the Selling Stockholder agrees to sell [3,400,000] Underwritten Securities and(iii) each Underwriter agrees, severally and not jointly, to purchase from the Sellers, at a purchase price of $ ______ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, Option Securities, in an amount equal to up to fifteen percent (15%) of the Underwritten Securities, at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date. Delivery of certificates for the shares of Option Securities by the Company, and payment therefor to the Company, shall be made as provided in Section 3 hereof. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     3.   Delivery and Payment.  Delivery of and payment for the Underwritten
          ---------------------
Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on July [_], 1999, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Sellers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Underwritten Securities and Option Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of either Seller, by wire transfer payable in federal same-day funds to an account specified by such Seller. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     On the Closing Date, the Company shall issue and sell to Ferris, Baker Watts and Fahnestock, Warrants at an aggregate purchase price of $100, which Warrants shall entitle the holders thereof to purchase Warrant Securities in an amount equal to ten percent (10%) of the aggregate number of shares comprising the Underwritten Securities plus the Option Securities pursuant to the terms and provisions of the Warrant Agreement. The Warrants shall be exercisable for a period of four (4) years commencing one (1) year from the effective date of the Registration Statement at an initial exercise price equal to one hundred and ten percent (110%) of the initial public offering price of the Underwritten Securities. The Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibits 4.1 and 4.2 to the Registration

Statement.  Payment for the Warrants shall be made on the Closing Date.

     4.   Offering by Underwriters.  Upon the authorization by the
          -------------------------
Representatives, it is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5.   Agreements.
          -----------

          (a)  The Company agrees with the several Underwriters that:

               (i) The Company will use its best efforts to cause the Registration Statement, if not effective as promptly as practicable at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you and the Selling Stockholder a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you and the Selling Stockholder reasonably object promptly in writing. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period pre scribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

               (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which (in the judgment of the Company's or your counsel or counsel for the Selling Stockholder) the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (A) notify the Representatives of any such event; (B) prepare and file with the Commission, subject to the second sentence of paragraph (i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (C) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

               (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of
Section 11(a) of the Act and to so advise you in writing when such statement has been so made available.

               (iv) The Company will furnish to the Representatives and counsel for the Underwriters one (1) signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and will furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act or Rule 174 promulgated thereunder, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

               (v) The Company will cooperate with the Representatives and their counsel, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

               (vi) The Company will not, without the prior written consent of Ferris Baker Watts, for a period of 180 days following the Execution Time, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, or file or cause to be filed a registration statement under the Act to register any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common
              --------  -------
Stock pursuant to the 1996 Stock Option Plan ("Option Plan") as in effect at the Execution Time and may file a registration statement under the Act on Form S-8 with respect to the registration of such shares issued and sold pursuant to such Option Plan. The Company also may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

               (vii) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (viii) The Company agrees to pay the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary

Prospectus, the Prospectus, and each amendment or supplement to any of them; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities during the period specified in Section 5(a)(iv) but not to exceed six (6) months after the Effective Date; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes or similar fees or charges in connection with the original issuance and/or sale of the Securities; (D) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (E) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (F) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (G) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (H) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (I) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (J) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

               (ix) As soon as practicable after the Closing and at the Company's expense, the Company will request and arrange for Darby & Darby, P.C., its special intellectual property counsel to render an opinion as to the matters described in Section 1(a)(xxvii) above in the form attached hereto as Exhibit 6(c).

               (x) The Company will use its best efforts to list for quotation and maintain such listing of the Underwritten Securities and the Option Securities (if any) on the Nasdaq National Market for a period of three years after the Execution Time.

          (b)  The Selling Stockholder agrees with you and the Company:

               (i) To use commercially reasonable efforts to cause the Company to be pay all transfer taxes payable in connection with the transfer of the Underwritten Securities to be sold by the Selling Stockholder to the Underwriters.

               (ii) To do and perform all things to be done and performed by the Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Underwritten Securities to be sold by the Selling Stockholder pursuant to this Agreement.

     6.   Conditions to the Obligations of the Underwriters.  The obligations of
          --------------------------------------------------
the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Sellers contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Sellers made in any certificates pursuant to the provisions hereof, to the performance by the each of the Sellers of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Representatives the opinion of Venable, Baejter and Howard, LLP, counsel for the Company (satisfactory to you and your counsel), dated the Closing Date and addressed to the Representatives, a form of which is attached hereto as Exhibit 6(b), which opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (c) The Company shall have furnished to the Representatives the opinion of Darby & Darby, special intellectual property counsel for the Company (satisfactory to you and your counsel), dated the Closing Date and addressed to the Representatives, a form of which is attached hereto as Exhibit 6(c), which opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. The Company shall have received the consent of Darby & Darby to be included in the Registration Statement as Exhibit 23.3.

          (d) The Representatives shall have received from Katten Muchin & Zavis, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Represen tatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the provisions herein and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and other than operating losses consistent with the Company's business plan as described in the Prospectus.

          (f) At the Execution Time and at the Closing Date, Ernst & Young, LLP shall have furnished to the Representatives and the Board of Directors of the Company letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 1999, and as at March 31, 1999, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules and pro forma and pro forma as adjusted financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations with respect to registration statements on Form S-1;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the three-month period ended March 31, 1999, and as at March 31, 1999; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the compensation and audit committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 1998, nothing came to their attention which caused them to believe that:

                     (A) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; or said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                     (B) with respect to the period subsequent to December 31, 1998, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company, or decreases in the stockholders' equity of the Company as compared with the amounts shown on the December 31, 1998 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from January 1, 1999 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net sales, gross profit or loss from operations, or net loss in total or per share amounts of net loss of the Company, except in all instances for changes or decreases set forth in such letter;

                     (C) the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial
Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Selected Financial Data" and "Summary Financial Data" in the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation; and

               (iv) on the basis of a reading of the unaudited pro forma and pro forma as adjusted financial statements included in the Registration Statement and the Prospectus; carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma and pro forma as adjusted adjustments to the historical amounts in the pro forma and pro forma as adjusted financial statements, nothing came to their attention which caused them to believe that the pro forma and pro forma as adjusted financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma and pro forma as adjusted adjustments have not been properly applied to the historical amounts in the compilation of such statements.

     References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (other than operating losses consistent with the Company's business plan as described in the Prospectus) (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this
Section 6 or (ii) any Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (h) The Securities shall have been approved for quotation, admitted and authorized for trading, subject to official notice of issuance on the Nasdaq National Market; listed and admitted and authorized for trading on the Nasdaq National Market and satisfactory evidence of such actions shall have been provided to the Representatives.

          (i) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and the stockholders listed on Schedule A-1 addressed to the Representatives.

          (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request, including, among other things and without limitation, a duly filed, authorized and approved amendment to its Certificate of Incorporation providing for an increase in the authorized capital of the Company from 15,584,415 authorized shares of Common Stock to a total of 100,000,000 shares of Common Stock authorized as a result of a 2.33-to-one stock split effected on June 14, 1999.

          (k) The representations and warranties of the Selling Stockholder contained in Section 1(b) of this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received a certificate to such effect, dated the Closing Date, from the Selling Stockholder.

          (l) The Selling Stockholder shall have furnished to the Representatives an opinion (satisfactory to you and your counsel), dated the Closing Date and addressed to the Representatives, of Paul, Weiss, Rifkind, Wharton and Garrison, counsel for the Selling Stockholder, in form and substance satisfactory to counsel for the Representatives, a form which is attached hereto as Exhibit 6(l), which opinion shall be rendered to the Underwriters at the request of the Selling Stockholder and shall so state therein.

          (m) Neither of the Sellers shall have failed on or prior to the Closing Date to perform or comply with any of the provisions herein contained and required to be performed or complied with by the Company or the Selling Stockholder, as the case may be, on or prior to the Closing Date.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the offices of Katten Muchin & Zavis, counsel for the Underwriters, at 1025 Thomas Jefferson Street, N.W., Suite 700 East, Washington, D.C. 20007, on the Closing Date.

     7.   Reimbursement of Underwriters' Expenses.  If the sale of the
          ----------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Ferris, Baker Watts on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8.   Indemnification and Contribution.
          ---------------------------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities (collectively, "Losses"), to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities or the Prospectus if used during the period specified in Section 5(a)(iv) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any expenses (including legal fees as prescribed in Section 8(d) below) reasonably incurred by them in connection with investigating or defending against any such Losses; provided, however, that the
                                                    --------  -------
Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholder or any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Selling Stockholder agrees severally and not jointly with the Company, to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with reference to information relating to the Selling Stockholder furnished in writing to the Company or to the Underwriters by the Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. Notwithstanding the foregoing, the aggregate liability of the Selling Stockholder pursuant to this Section 8(b) shall be limited to the aggregate purchase price received by it from the sale of its Securities hereunder.

          (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and the Selling Stockholder, each of its directors and officers and each person who controls the Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only (I) with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity and (II) for any Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus as amended or supplemented if the Company shall have furnished any amendments or supplements thereto, or caused by an omission or alleged omission to state therein in a material fact required to be stated therein or necessary to make the statements therein not misleading, if the person asserting such Losses purchased Securities from such Underwriter and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus as so amended or supplemented) would have cured the defect giving rise to such Losses. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in paragraphs on related to stabilization, syndicate covering transactions and penalty bids and, under the heading "Underwriting", (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the material prejudice to the indemnifying party by impairing substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the
--------  -------
indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for (I) the reasonable fees and expenses of more than one separate firm for all Underwriters and all persons, if any, who control Underwriters within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (II) the reasonable fees and expenses of more than one separate firm of the Company, its directors, officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section and (III) the reasonable fees and expenses of more than one separate firm for the Selling Stockholder, its officers, directors and all persons, if any, who control the Selling Stockholder within the meaning of either such section. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, for the Company, and such directors, officers and control persons of the Company, or for the Selling Stockholder, and such directors, officers and control persons of the Selling Stockholder, respectively, such firm or firms shall be designated in writing by such party or parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e)  In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable to an indemnified party or insufficient to hold harmless an indemnified party for any reason, the Sellers and the Underwriters severally agree to contribute to the aggregate Losses, (including legal expenses subject to the limitations set forth in Section 8(d) herein and other expenses reasonably incurred in connection with investigating or defending same) to which the Sellers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Sellers and the Underwriters from the offering of the Securities; provided,
                                                                       --------
however, that in no case shall (i) any Underwriter (except as may be provided in
-------
any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii) the Selling Stockholder be responsible for any amount in excess of the aggregate purchase price received by it from the sale of its Securities hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Sellers and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Sellers and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, respectively, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Sellers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Selling Stockholder within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

     9.   Default by an Underwriter.  If any one or more Underwriters shall fail
          --------------------------
to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
          --------  -------
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 15% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, or other arrangements satisfactory to you and the Sellers for purchase of such Securities are not made within 48 hours after a default, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven (7) Business Days, as the Company shall determine, in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability in respect of any default of any such Underwriter under this Agreement.

     10.  Termination.  This Agreement shall be subject to termination in the
          ------------
absolute discretion of the Representatives, by notice given to the Sellers prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto). In the event this Agreement is terminated for any of the foregoing reasons after the Closing Date with respect to the Underwritten Securities but before the Closing Date with respect to the Option Securities, the Company shall not be responsible for any costs and expenses as described in Sections 5(a)(viii) or 7 with respect to the public offering of such Option Securities.

     11.  Representations and Indemnities to Survive. The respective agreements,
          -------------------------------------------
representations, warranties, indemnities and other statements of the Sellers or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Sellers or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12.  Notices.  All communications hereunder will be in writing and
          --------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Ferris, Baker Watts General Counsel (fax no.:
(410) 659-4632) and confirmed to the General Counsel, Ferris, Baker Watts, at 100 Light Street, 8/th/ Floor, Baltimore, Maryland 21202, Attention: General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to musicmaker.com, Inc. (fax no.: (703) 904-4117) and confirmed to it at 1831 Wiehle Avenue, Suite 138, Reston Virginia 20190, attention Robert P. Bernardi; or, if sent to the Selling Stockholder, will be mailed, delivered or tele faxed to Virgin Holdings, Inc. (fax no.: (310) 288-2477) and confirmed to it at 338 North Foothill Road, Beverly Hills, California 90210, Attention: Susan Feingold.

     13.  Successors.  This Agreement will inure to the benefit of and be
          -----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. For purposes of this
Section 13, the term "successor" does not include any purchaser of the Underwritten Securities merely as a result of such purchase.

     14.  Applicable Law.  This Agreement will be governed by and construed in
          ---------------
accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15.  Authority and Counterparts.  Ferris, Baker Watts represents that it
          --------------------------
has been authorized by the several Underwriters to sign this Agreement and act on their behalf. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16.  Headings.  The section headings used herein are for convenience only
          ---------
and shall not affect the construction hereof.

     17.  Definitions.  The terms which follow, when used in this Agreement,
          ------------
shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Baltimore, Maryland.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Fahnestock" shall mean Fahnestock & Co. Inc.

          "Ferris, Baker Watts" shall mean Ferris, Baker Watts, Incorporated.

          "Material Adverse Effect" shall mean any event, development, change or effect that is materially adverse to the condition (financial or otherwise), assets, liabilities, businesses, operations, results of operations of such party and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

          "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "Registration Statement" shall mean the registration statement referred to in para graph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.


                              Very truly yours,

                              musicmaker.com, Inc.


                              By: ........................................
                                  Robert P. Bernardi
                                  Co-Chief Executive Officer


                              Virgin Holdings, Inc.


                              By: ........................................
                                  Alisdair J. McMullan
                                  Authorized Signatory

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Ferris, Baker Watts, Incorporated.
Fahnestock & Co. Inc.
C.E. Unterberg, Towbin

By:  Ferris, Baker Watts, Inc.

By:
     .........................................
     Name:
     Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                  SCHEDULE I
                                  ----------


                                             Number of Underwritten
Underwriters                               Securities to be Purchased
------------                               --------------------------

Ferris, Baker Watts, Inc.

Fahnestock & Co. Inc.

C.E. Unterberg, Towbin



                                                    ____________

          Total..................
                                                    ============

                                                                       EXHIBIT A

                                 LOCK-UP LETTER
                            FOR MUSICMAKER.COM, INC.
                      DIRECTORS, OFFICERS AND STOCKHOLDERS

                                     [Date]



     Ferris, Baker Watts, Incorporated
     100 Light Street
     8/th/ Floor
     Baltimore, Maryland 21202

     Fahnestock & Co. Inc.
     125 Broad Street
     New York, New York 10004

     Dear Sirs:

     The undersigned understands that Ferris, Baker Watts, Incorporated and Fahnestock & Co. Inc., as Representatives of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement with musicmaker.com, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") of common stock, par value $0.01 per share (the "Common Stock") of the Company.

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering:

     (i) agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of capital stock of the Company, or publicly announce an intention to effect any such transaction (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), without the prior written consent of Ferris, Baker Watts, Incorporated;

     (ii) agrees not to make any demand for, exercise any right, or file (or participate in the filing of) a registration statement with respect to the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, without the prior written consent of Ferris, Baker Watts, Incorporated; and

     (iii) authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

     The undersigned hereby represents and warrants that all of the shares of capital stock held by such person are listed on the attached Annex 1 and that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.



                                         Very truly yours,


                                         ----------------------------



------------------------------------------------
(Name - Please Type)



------------------------------------------------
------------------------------------------------
------------------------------------------------
(Address)


------------------------------------------------
(Social Security or Taxpayer Identification No.)

                                    Annex 1


Number (and type) of shares of capital stock owned:      ____________

Certificate Numbers:                                     ____________

                                                         ____________

                                 SCHEDULE A-1
                                 STOCKHOLDERS

                             List of Stockholders

                               SCHEDULE 1(a)(x)
                              REGISTRATION RIGHTS

                                      Exhibit 6(b) to the Underwriting Agreement


                                 July ___, 1999



FERRIS, BAKER WATTS, INCORPORATED
FAHNESTOCK & CO. INC.
C.E. UNTERBERG, TOWBIN
As Representatives of the Several Underwriters
Identified in Schedule I Hereto,
c/o Ferris, Baker Watts, Incorporated
1720 Eye Street, N.W.
Washington, D.C. 20006



     Re:   musicmaker.com, Inc.
           Registration Statement on Form S-1
           File No. 333-72685
           ------------------



Ladies and Gentlemen:

     We have acted as counsel to musicmaker.com, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 8,400,000 shares (the " Firm Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), consisting of 5,000,000 shares (the "Company Shares") of Common Stock to be sold by the Company and 3,400,000 shares (the "Selling Stockholder Shares") of Common Stock to be sold by Virgin Holdings, Inc., a Delaware corporation (the "Selling Stockholder"), and (ii) up to an additional 1,260,000 shares of Common Stock (the "Option Shares"), pursuant to an overallotment option granted by the Company to the underwriters listed in Schedule I hereto (the "Underwriters"),
                                      -----------
and the public offering thereof pursuant to an underwriting agreement, dated July [ ], 1999, by and among Company, the Underwriters and the Selling Stockholder (the "Underwriting Agreement"). This opinion is delivered pursuant to Section 6(b) of the Underwriting Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Underwriting Agreement. The Firm Shares and the Option Shares are collectively referred to herein as the "Shares."

     Although we act as counsel to the Company with respect to specific matters on a regular basis, we do not act as counsel to the Company as to all matters and, therefore, we may be unaware of certain of its business dealings. Our knowledge of factual matters regarding the Company is based upon those matters with respect to which we have rendered advice and matters which the Company has disclosed to us, upon inquiry or otherwise. We have acted as counsel to the Company in the preparation of a registration statement, filed on Form S-1 on July [ ], 1999 (File No. 333-72685) (the "Registration Statement"), and the final prospectus contained therein and dated July [], 1999 (the "Prospectus"). In our capacity as counsel to the Company and in connection with this Opinion we have acted as counsel for the Company and have examined and relied upon the following:

          1.   executed originals or counterparts of the Underwriting Agreement;

          2. the Company's Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and the Bylaws of the Company;

          3. records and minutes of the corporate proceedings of the Company's Board of Directors relating to the Company's organization, the authorization of the Company's outstanding capital stock, the authorization, sale and registration of the Shares under the Act, the execution and delivery of the Underwriting Agreement, and the authorization of the transactions contemplated thereunder;

          4. a certificate of the Secretary of State of the State of Delaware to the effect that the Company is duly incorporated and validly existing and in good standing under the laws of the State of Delaware;

          5. a certificate of the Virginia State Corporation Commission to the effect that the Company is qualified and has authority to transact business in the Commonwealth of Virginia;

          6. a certificate of the Special Deputy Secretary of State of the State of New York to the effect that the Company is qualified and has authority to transact business in the State of New York;

          7. an executed copy or counterparts of the Registration Statement and the Prospectus, in the form it was filed with the Securities and Exchange Commission;

          8.   a specimen certificate for the Shares;

          9. certificates of the officers of the Company as to certain factual matters delivered on the date hereof;

          10.  certain agreements and instruments as identified on Schedule II
                                                                   -----------
     (the "Identified Agreements"); and

          11.  the legal opinion of Darby & Darby delivered pursuant to
     Section 6(c) of the Underwriting Agreement;

          12. such other certificates, documents and records as we deemed necessary and appropriate to express the opinions herein set forth.

     In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are limited to the knowledge of the lawyers within our firm who have recently provided substantive attention to matters on behalf of the Company.

     In reaching the opinions set forth below, with your permission we have assumed, and to our knowledge there are no facts inconsistent with, the following:

     (a) the genuineness of all signatures and the authenticity of all instruments, documents and agreements submitted to us as originals;

     (b) the conformity to original documents (and the authenticity of such original documents) of all instruments, documents and agreements submitted to us as certified, telecopy, or photostatic copies;

     (c) that each of the parties thereto (other than the Company) has duly and validly executed and delivered each of the Underwriting Agreement and the Identified Agreements, and such party's obligations as set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally, and (ii) the exercise of judicial discretion in accordance with general principles of equity;

     (d) that each person executing the Underwriting Agreement and any of the Identified Agreements on behalf of any such party (other than the Company ) is duly authorized to do so;

     (e) that each natural person executing any such instrument, document, or agreement is legally competent to do so at the time of execution;

     (f) that there are no oral or written waivers, modifications of or amendments to the Underwriting Agreement and any Identified Agreements, by actions or conduct of the parties thereto or otherwise, and;

     (g) that there are no records of any proceedings or actions of the stockholders or the Board of Directors of the Company which have not been provided to us.

     Based upon and subject to the foregoing, we are of the opinion and so advise you that:

          (i) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus, and based solely upon the certificates noted as items 5 and 6 on page 2 of this Opinion, has been qualified as a foreign corporation authorized to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, except, as the case may be, in such jurisdictions in which the failure to so qualify has not had and will not have a material adverse effect on the business of the Company.

          (ii) The shares of Common Stock of the Company, issued and outstanding immediately prior to the Closing Date as set forth in the Prospectus, have been duly and validly authorized and issued, and are fully paid and non-assessable. The Shares have been duly and validly authorized and will be validly issued, fully paid and non-assessable when issued and delivered against payment therefor as provided in the Underwriting Agreement. The Company has the duly authorized capital stock as set forth in the Prospectus under the heading "Description of Securities." The Common Stock of the Company, including the Shares, conform in all material respects to the statements relating thereto appearing under the heading "Description of Securities" in the Prospectus. Subject to notice of issuance, the Shares have been duly approved for quotation on the Nasdaq National Market. The shares of Common Stock underlying the Warrant have been included in the Company's Nasdaq National Market Listing Application.

          (iii) The form of certificate used to evidence the Shares complies in all material respects with the General Corporation Law of the State of Delaware and with any applicable requirements of the Amended and Restated Certificate of Incorporation and Bylaws of the Company. The holders of the Company's outstanding Common Stock are not entitled to any preemptive rights or other rights to subscribe for Common Stock arising by operation of law, under the Amended and Restated Certificate of Incorporation or Bylaws or, to our knowledge, under any Identified Agreement. To our knowledge, except as included in the Registration Statement and Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (iv) Except as set forth in the Prospectus, to our knowledge, there are no material legal or governmental actions, suits or proceedings pending or threatened against, or involving the properties of the Company before any court or government agency, authority or body or any arbitrator and required to be disclosed in the Registration Statement or to be filed as an exhibit thereof; provided that for this purpose we do not regard any litigation or governmental actions, suits or proceedings to be "threatened" unless and until the potential litigant or governmental authority has manifested to the Company, or to its executive officers, a present intention to initiate such actions, suits or proceedings.

          (v) The Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings with respect thereto have been commenced or threatened. Any required filing of the Registration Statement and Prospectus, and any supplements thereto, pursuant to Rule 424(b) and pursuant to Rule 462(b) has been made in the manner and within the required time period.

          (vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company, and the Warrant Agreement and the Warrant have each been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except that (1) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (3) rights to indemnity or contribution hereunder may be limited by federal or state securities laws or by any court sitting with appropriate jurisdiction.

          (vii) As of the time of the execution of the Underwriting Agreement and as of Effective Date, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained in such Registration Statement or Prospectus, as to which we express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the regulations promulgated thereunder.

          (viii) The Company is not, and upon the sale of the Shares and the Warrant, as herein contemplated, will not be an investment company, or an entity controlled by an investment company, required to be registered under the Investment Company Act of 1940, as amended.

          (ix) No approval, authorization, consent or order of or filing with any federal or state court, governmental agency or body is required in connection with the execution, delivery and performance of the Underwriting

     Agreement, the Warrant Agreement, the consummation of the transactions contemplated thereby, and the sale and delivery of the Shares by the Company as contemplated thereby, other than such as have been obtained or made under the Act. We express no opinion as to any necessary qualification under the rules of the National Association of Securities Dealers or the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

          (x) The sale of the Shares and the consummation of the transactions contemplated under the Underwriting Agreement and the Warrant Agreement do not and will not (a) result in a material breach or constitute a default under, or constitute an event which, without giving of notice, lapse of time, or both would constitute a breach or default under (1) any presently existing federal or Virginia statute, law or regulation, or the General Corporation Law of the State of Delaware, or (2) to our knowledge, any judgment, order or decree of any court, governmental or regulatory body, administrative agency, or arbitrator having jurisdiction over the Company or its properties, to which the Company is a party and presently bound, or
     (3) to our knowledge, any Identified Agreement, except for such breaches or defaults which, individually or in the aggregate, would not have a material adverse effect on the assets, operations, business, prospects or condition (financial or otherwise) of the Company taken as a whole, and (b) to our knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company. The Company is not in violation of any provision of its Amended and Restated Certificate of Incorporation and Bylaws and the sale of the Shares and the consummation of the transactions contemplated under the Underwriting Agreement and the Warrant Agreement do not and will not result in a violation of any provision of the Company's Amended and Restated Certificate of Incorporation and Bylaws.

          (xi) The statements under the captions "Risk Factors Shares held by our current stockholders may adversely affect our stock price," "Management--Indemnification of Directors and Officers," "Description of Securities," and "Shares Eligible for Future Sale," in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

          (xii) To our knowledge, there are no pending legal or governmental proceedings to which the Company is a party required to be described in the Registration Statement or Prospectus, and, to our knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or to be described or summarized in the Prospectus which have not been so filed, summarized or described.

          (xiii) The Warrant is exercisable for Common Stock in accordance with the terms of the Warrant Agreement and at the prices therein provided. The shares of Common Stock issuable upon the exercise of the Warrant have been duly authorized and reserved for issuance upon such exercise and such shares, when issued upon such exercise in accordance with the terms of the Warrant Agreement, will be duly authorized, validly issued, fully paid and non-assessable. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any share of the Common Stock of the Company issuable upon exercise of the Warrant pursuant to the Company's Amended and Restated Certificate of Incorporation or Bylaws or, to our knowledge, any Identified Agreement.

          (xiv) We have participated in the preparation of the Prospectus and the Registration Statement, and in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and with Ferris, Baker Watts, Incorporated, Fahnestock & Co. Inc. and C.E. Unterberg, Towbin as representatives of the Underwriters (the "Representatives") at which the contents of the Prospectus and the Registration Statement and related matters were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and the Registration Statement and have not made any independent investigation or verification thereof, nothing has come to our attention during the course of such participation that leads us to believe that on the Effective Date the Registration Statement became effective, the Prospectus and the Registration Statement (other than the financial statements and schedules and other financial and statistical data and information included therein or omitted therefrom, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     With respect to paragraphs (xii) and (xiv) above, this opinion is based upon participation in the preparation of the Registration Statement and Prospectus and review and discussion of the contents thereof with officers of the Company and the Company's independent accountants, including statements and representations of such persons, upon which we have relied, related to the materiality of information which was or was not included in the Registration Statement.

     We are members of the Bar of the Commonwealth of Virginia and the opinions expressed herein are limited to the laws of the Commonwealth of Virginia (not including the state securities or blue sky laws of Commonwealth of Virginia), the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

     With respect to paragraphs (xii) and (xiv), we note that though we have reviewed and participated in group drafting and due diligence sessions relating to all portions of the Registration Statement and the Prospectus, in our role as counsel to the Company we have not had responsibility for the information concerning the intellectual property of the Company set forth in the Registration Statement and the Prospectus. We understand that you are receiving a separate opinion letter regarding those matters from Darby & Darby pursuant to
Section 6(c) of the Underwriting Agreement.

     The opinions expressed herein are solely for the benefit of the addressee hereof and may be relied upon solely by such addressee for the purposes for which this letter is intended. No other person may rely on this opinion without our prior written consent.

                                                     Very truly yours,

                                                                    Exhibit 6(c)

                                [Form Of Opinion
                                       of
                                 DARBY & DARBY]



Ferris, Baker Watts, Incorporated
Fahnestock & Co. Inc.
C.E. Unterberg, Towbin
As Representatives of the several Underwriters, c/o Ferris, Baker Watts Incorporated
100 Light Street
8th Floor
Baltimore, Maryland 21202

Gentlemen:

     We have acted as patent and trademark counsel to musicmaker.com, Inc. f/k/a The Music Connection Corporation (together, the "Company") in connection with the prosecution of the Company's patent applications and trademark applications described in the Company's Registration Statement, as amended (No. 333-72685), on Form S-1, filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 on July, ___ 1999 (the "Registration Statement"). This opinion is being delivered to you pursuant to section 6(c) of that certain Underwriting Agreement between the Company and the above-named Representatives, dated even date herewith, a form of which is included as
Exhibit 1.1 to the Registration Statement, as amended ("Underwriting Agreement"). All capitalized terms used herein have the respective meanings set forth in the Underwriting Agreement unless otherwise defined herein.

     Based upon and subject to the foregoing, and subject to further qualifications set forth at the end of this opinion, we are of the opinion that:

     1. To our knowledge, the statements relating to the Company's patent applications and trademark applications described in the sections of the Prospectus captioned "Business-Intellectual Property and Trade Secrets" insofar as such statements constitute a summary of the Company's patent applications, trademark applications and unregistered trademarks are in all material respects accurate summaries.

     2. To our knowledge, but without our having conducted an investigation or search, there is no pending or threatened litigation or governmental proceedings by or against the Company relating to patents, patent applications, trade secrets, trademarks, trademark applications, copyrights, intellectual property licenses or other intellectual property or know-how or proprietary information of the Company. The Company has received three letters from the respective owners of certain patents and trademarks advising the Company of possible infringement. However, there is no pending or threatened litigation regarding these matters. Moreover, we have reviewed these potential claims and have determined that they are without merit.

     3. To our knowledge, based on the investigation and searches we conducted through March __, 1999, the Company is not infringing any U.S. patents or trademarks of another that have come to our attention in the course of our limited representation of the Company, except with respect to certain technologies licensed by the Company where the Company is contractually indemnified by the licensor for any potential infringing use of such technologies.

     4. As of the date of this opinion, the Company is listed in the title records of the United States Patent and Trademark Office ("PTO") as the sole assignee of record of each of its patent applications and as the owner of each of its trademark applications. To our knowledge, as of July ____, 1999 there are no asserted or unasserted claims of any persons relating to the ownership of the Company's patent applications or trademark applications; there are no material defects of form in the preparation or filing of the Company's patent applications or trademark applications; the Company's patent applications and trademark applications are being diligently prosecuted in accordance with accepted practice; and none of the patent applications nor the trademark applications has been finally rejected or abandoned.

     5. Based on information available to us, but without having conducted an investigation or search, we have no knowledge of any facts that would cause us to believe that the Company lacks sufficient patent or trademark rights necessary to conduct the business now being conducted by the Company as described in the Prospectus.

     6. To our knowledge, but without having conducted an investigation or search, there are no asserted or unasserted claims by any persons relating to the scope, breadth or validity of the Company's patent applications or trademark applications.

     7. To our knowledge, all relevant prior art references known to us during the prosecution of the Company's patent applications were disclosed to the PTO, and we have not made any material misrepresentation to, or concealed any relevant material fact from the PTO during such prosecution.

     This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date.

     The investigations and searches we conducted in preparation for this opinion did not include an independent search of the prior art relating to the Company's patent applications, however, we did conduct a search which concluded March __, 1999 to determine whether products or processes made or used by the Company's patent applications would infringe any patents of a third party. This opinion is furnished to you in connection with the execution and delivery of the Underwriting Agreement and is solely for your benefit and may not be given to, or relied upon by, any other person without our prior written consent. Specifically, this opinion is not to be relied upon in support of a defense of patent or trademark invalidity or noninfringement and is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents) nor is it to be filed with any governmental agency (except as required by law) or other person without our prior written consent.

     All information provided in this opinion is accurate, to our best knowledge, as of July __, 1999.

     We are members of the Bar of the State of New York and do not hold ourselves as being conversant with the laws of any other jurisdiction except the patent and trademark laws of the United States of America and the laws of the State of New York.


                                                  Very truly yours,



                                                  Darby & Darby P.C.

                                                                    Exhibit 6(l)


             [PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]



                              July __, 1999



FERRIS, BAKER WATTS, INCORPORATED
FAHNESTOCK & CO., INC.
C.E. UNTERBERG, TOWBIN
As Representatives of the several Underwriters
c/o Ferris, Baker Watts, Incorporated
100 Light Street
8th Floor
Baltimore, MD  21202

                             Virgin Holdings, Inc.
                             ---------------------


Ladies and Gentlemen:

          We have acted as special counsel to Virgin Holdings, Inc., a Delaware corporation (the "Selling Stockholder"), in connection with the Underwriting
                  -------------------
Agreement (the "Underwriting Agreement"), dated July __, 1999, among
                ----------------------
musicmaker.com, Inc., a Delaware corporation (the "Company"), the Selling
                                                   -------
Stockholder and Ferris, Baker Watts, Incorporated, Fahnestock & Co., Inc. and C.E. Unterberg, Towbin, as Representatives of the several Underwriters named on
Schedule I of the Underwriting Agreement (the "Underwriters"), and the related
                                               ------------
purchase today by the Underwriters from the Selling Stockholder of an aggregate of ________ shares (the "Shares") of common stock, par value $.01 per share, of
                         ------
the Company. We are providing this opinion to you at the request of the Selling Stockholder as contemplated by Section 6(l) of the Underwriting Agreement.

          In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement.

          In addition, we have examined (i) those corporate records of the Selling Stockholder that we have considered appropriate, including copies of the certificate of incorporation and by-laws of the Selling Stockholder certified by it as in effect on the date of this letter (collectively, the "Charter
                                                               -------
Documents") and copies of resolutions of the board of directors of the Selling
---------
Stockholder certified by it, and (ii) those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in certificates provided to us by the Selling Stockholder and upon certificates of public officials.

          In our examination of the Underwriting Agreement and the other documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (a) the enforceability of the Underwriting Agreement and the other documents referred to above against each party other than the Selling

Stockholder and (b) that the execution, delivery and performance of the Underwriting Agreement does not violate any law not covered by our opinion.

          Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

          1. The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

          2. The Selling Stockholder has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform the provisions of the Underwriting Agreement. The execution and delivery by the Selling Stockholder of each of the Underwriting Agreement and its performance of the transactions contemplated by it have been duly authorized by all necessary corporate action.

          3. The Selling Stockholder has full legal right, power and authority to sell, assign, transfer and deliver good and valid title to the Shares.

          4. Assuming the Underwriters are purchasing the Shares in good faith and without notice of any lien, encumbrance, equity or other adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York) to the Shares, upon delivery of and payment for the Shares as contemplated by the Underwriting Agreement, the Underwriters will acquire good and valid title to the Shares, free and clear of any such liens, encumbrances, equities or adverse claims.

          5. The execution and delivery by the Selling Stockholder of the Underwriting Agreement and its performance of the transactions contemplated by the

Underwriting Agreement do not violate the terms of the Charter Documents, any Covered Law (as defined below) or any agreement listed on Schedule I to which the Selling Stockholder is a party or by which the Selling Stockholder is bound.

          Our opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States that, in each case, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (the "Covered Laws"). Our opinions are rendered only with respect to
                 ------------
the Covered Laws, and the rules, regulations and orders under those laws, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

          This letter is furnished solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person.

                                            Very truly yours,

                                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                                   SCHEDULE I



1.   Agreement, dated June 8, 1999, between the Selling Stockholder and the
     Company.

2. License Agreement, dated June 8, 1999, between the Selling Stockholder and the Company.

3. Stockholders Agreement, dated June 8, 1999, among the Selling Stockholder, the Company and the other Stockholders listed on Schedule I.

4. Registration Rights Agreement, dated June 8, 1999, among the Selling Stockholder, the Company, Rho Management Trust I, The Columbia House Company and the other Stockholders listed on Schedules I and II.

5. Agreement, dated June 16, 1999, between the Selling Stockholder and Liquid Audio, Inc.